Exhibit 99.1

Everspin Reports Unaudited Second Quarter 2025 Financial Results

Chandler, AZ, August 6, 2025 — Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the second quarter ended June 30, 2025.

“Our consistent financial performance reflects the strength of our product portfolio and ramping design wins,” said Sanjeev Aggarwal, President and Chief Executive Officer. “In order to accelerate both direct revenue monetization and strategic expansion, we have recently expanded our executive team to include a dedicated VP of Sales and a dedicated VP of Business Development. We believe that this structural change will enable us to better serve our customers and unlock new opportunities.”

Second Quarter 2025 Results

●	Total revenue of $13.2 million, compared to $10.6 million in the second quarter of 2024.
●	MRAM product sales, which include both Toggle and STT-MRAM revenue, of $11.1 million, compared to $9.9 million in the second quarter of 2024.
●	Licensing, royalty, patent, and other revenue of $2.1 million, compared to $0.7 million in the second quarter of 2024.
●	Gross margin of 51.3%, compared to 49.0% in the second quarter of 2024.
●	GAAP operating expenses of $8.7 million, compared to $8.0 million in the second quarter of 2024.
●	Interest and Other income, net of $1.3 million, compared to $0.4 million in the second quarter of 2024.
●	GAAP net loss of $(0.7) million, or $(0.03) per diluted share, compared to net loss of $(2.5) million, or $(0.12) per diluted share, in the second quarter of 2024.
●	Non-GAAP net income of $0.7 million, or $0.03 per diluted share, compared to non-GAAP net loss of $(0.6) million, or $(0.03) per diluted share, in the second quarter of 2024.
●	Cash and cash equivalents as of June 30, 2025, increased by $2.9 million to $45.0 million since December 31, 2024.

“We are pleased with our second quarter results, which came in toward the high end of our expectations, driven by strength across our product portfolio. Our team remains focused on delivering consistent execution combined with prudent expense management,” said Bill Cooper, Everspin’s Chief Financial Officer. “We did not experience any tariff related impact on our Q2 results and don’t anticipate any material impact on future results. However, the situation continues to be fluid, and we are monitoring it closely.”

Business Outlook

For the third quarter 2025, Everspin expects total revenue in a range of $13.5 million to $14.5 million and GAAP net (loss) / income per diluted share to be between $(0.05) and $0.00. Non-GAAP net income per diluted share is anticipated to be between $0.02 and $0.07.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges are impacted by the timing of employee stock transactions, the future fair market value of Everspin’s common stock, and Everspin’s future hiring and retention needs, all of which are difficult to predict and subject to constant change. These factors could be material to Everspin’s results computed in accordance with GAAP. This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as public health-related events or outbreaks, local safety guidelines, worsening impacts due to supply chain constraints or interruptions, including recent market volatility, semiconductor downturn and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures

Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Non-GAAP financial measures including gross profit, gross margin, operating expenses, operating income (loss), operating margin, net income (loss), and EPS which are defined as the GAAP financial measures excluding the effect of stock-based compensation charges. Everspin’s GAAP tax rate is effectively zero due to NOL carryforwards, thus a Non-GAAP tax rate is not included as a Non-GAAP financial measure.

Everspin’s management and board of directors use these non-GAAP measures to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that these non-GAAP measures provide useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. These non-GAAP financial measures should be considered in addition to, not as superior to, or as a substitute for, financial measures reported in accordance with GAAP. Moreover, other companies may define these non-GAAP measures differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Conference Call

Everspin will host a conference call to discuss its second quarter 2025 results on Wednesday, August 6, 2025, at 5:00 p.m. Eastern Time.

Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on Everspin’s website at investor.everspin.com. Approximately two hours after the conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of Everspin’s website for twelve months.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for second quarter 2025 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025, and its Quarterly Reports on Form 10-Q filed with the SEC during 2025, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Monica Gould

The Blueshirt Group

T: 212-871-3927

ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$44,962	$42,097
Accounts receivable, net	7,370	11,722
Inventory	11,306	9,110
Prepaid expenses and other current assets	1,115	1,272
Total current assets	64,753	64,201
Property and equipment, net	3,844	3,220
Intangible assets, net	2,551	3,416
Right-of-use assets	3,907	4,549
Other assets	3,867	2,403
Total assets	$78,922	$77,789

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,931	$2,278
Accrued liabilities	2,253	2,449
Deferred revenue	—	78
Lease liabilities, current portion	1,342	1,306
Contract obligations	2,733	2,034
Software liabilities, current portion	1,769	1,769
Total current liabilities	11,028	9,914
Lease liabilities, net of current portion	2,654	3,336
Software liabilities, net of current portion	905	1,784
Long-term income tax liability	260	162
Total liabilities	$14,847	$15,196
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 22,570,591 and 22,059,697 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	202,778	199,460
Accumulated deficit	(138,705)	(136,869)
Total stockholders’ equity	64,075	62,593
Total liabilities and stockholders’ equity	$78,922	$77,789

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Product sales	$11,091	$9,887	$22,117	$20,747
Licensing, royalty, patent, and other revenue	2,110	749	4,222	4,319
Total revenue	13,201	10,636	26,339	25,066
Cost of product sales	6,166	5,235	12,195	11,238
Cost of licensing, royalty, patent, and other revenue	267	185	623	452
Total cost of sales	6,433	5,420	12,818	11,690
Gross profit	6,768	5,216	13,521	13,376
Operating expenses:
Research and development	3,580	3,457	6,936	6,875
General and administrative	3,642	3,254	7,480	7,290
Sales and marketing	1,507	1,324	2,998	2,630
Total operating expenses	8,729	8,035	17,414	16,795
Loss from operations	(1,961)	(2,819)	(3,893)	(3,419)
Interest income	423	423	831	862
Other income (expense), net	842	(30)	1,230	(71)
Net loss before income taxes	(696)	(2,426)	(1,832)	(2,628)
Income tax benefit (expense)	26	(76)	(4)	(76)
Net loss and comprehensive loss	$(670)	$(2,502)	$(1,836)	$(2,704)
Net loss per common share:
Basic	$(0.03)	$(0.12)	$(0.08)	$(0.13)
Diluted	$(0.03)	$(0.12)	$(0.08)	$(0.13)
Weighted average shares of common stock outstanding:
Basic	22,504,957	21,566,863	22,347,411	21,409,611
Diluted	22,504,957	21,566,863	22,347,411	21,409,611

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(1,836)	$(2,704)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,695	795
Gain on sale of property and equipment	(25)	—
Stock-based compensation	2,996	3,576
Changes in operating assets and liabilities:
Accounts receivable	4,352	1,440
Inventory	(2,196)	404
Prepaid expenses and other current assets	157	471
Other assets	(50)	1
Accounts payable	809	(595)
Accrued liabilities	(196)	(2,628)
Deferred revenue	(78)	(336)
Contract obligations	699	—
Lease liabilities, net	30	4
Long-term income tax liability	98	—
Net cash provided by operating activities	6,455	428
Cash flows from investing activities
Purchases of property and equipment	(2,901)	(1,239)
Purchases of intangible assets	(977)	—
Net cash used in investing activities	(3,878)	(1,239)
Cash flows from financing activities
Payments on finance leases	(34)	—
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	322	629
Net cash provided by financing activities	288	629
Net increase (decrease) in cash and cash equivalents	2,865	(182)
Cash and cash equivalents at beginning of period	42,097	36,946
Cash and cash equivalents at end of period	$44,962	$36,764
Supplementary cash flow information:
Cash paid for taxes	$36	$—
Operating cash flows paid for operating leases	$707	$699
Financing cash flows paid for finance leases	$34	$28
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for finance lease liabilities	$—	$297
Purchases of property and equipment in accounts payable and accrued liabilities	$26	$75

EVERSPIN TECHNOLOGIES, INC.

Supplemental Quarterly Financial Results

(In thousands, except per share amounts)

(Unaudited)

	GAAP Financial Results
	Three months ended			Three months ended
	June 30,			March 31,
	2025	2024	Y/Y	2025	Q/Q
Revenue	$13,201	$10,636	24%	$13,138	—
Gross Profit	$6,768	$5,216	30%	$6,753	—
Gross Margin	51.3%	49.0%	Up 2.3 ppts	51.4%	Down 0.1 ppts

Operating Expenses	$8,729	$8,035	9%	$8,685	1%
Operating Income (Loss)	$(1,961)	$(2,819)	30%	$(1,932)	(2)%
Operating Margin	(14.9)%	(26.5)%	Up 11.6 ppts	(14.7)%	Down 0.2 ppts

Interest and Other Income (Loss)	$1,265	$393	222%	$796	59%
Net Income (Loss)	$(670)	$(2,502)	73%	$(1,166)	43%
Diluted Earnings Per Share	$(0.03)	$(0.12)	75%	$(0.05)	40%

	Non-GAAP Financial Results
	Three months ended			Three months ended
	June 30,			March 31,
	2025	2024	Y/Y	2025	Q/Q
Revenue	$13,201	$10,636	24%	$13,138	—%
Gross Profit	$6,929	$5,216	33%	$6,939	—%
Gross Margin	52.5%	49.0%	Up 3.5 ppts	52.8%	Down 0.3 ppts

Operating Expenses	$7,471	$6,173	21%	$7,294	2%
Operating Income (Loss)	$(542)	$(957)	43%	$(355)	(53)%
Operating Margin	(4.1)%	(9.0)%	Up 4.9 ppts	(2.7)%	Down 1.4 ppts

Interest and Other Income (Loss)	$1,265	$393	222%	$796	59%
Net Income (Loss)	$749	$(640)	217%	$411	82%
Diluted Earnings Per Share	$0.03	$(0.03)	200%	$0.02	50%

EVERSPIN TECHNOLOGIES, INC.

Supplemental Reconciliations of GAAP Results to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,				March 31,
	2025		2024		2025
	Gross	Gross	Gross	Gross	Gross	Gross
	Profit	Margin	Profit	Margin	Profit	Margin
GAAP	$6,768	51.3%	$5,216	49.0%	$6,753	51.4%
Stock-Based Compensation, COGS	161		—		186
Non-GAAP	$6,929	52.5%	$5,216	49.0%	$6,939	52.8%

	Operating	As a %	Operating	As a %	Operating	As a %
	Expenses	of Revenue	Expenses	of Revenue	Expenses	of Revenue
GAAP	$8,729	66.1%	$8,035	75.5%	$8,685	66.1%
Stock-Based Compensation, R&D	(437)		(689)		(497)
Stock-Based Compensation, SG&A	(821)		(1,173)		(894)
Non-GAAP	$7,471	56.6%	$6,173	58.0%	$7,294	55.5%

	Operating	Operating	Operating	Operating	Operating	Operating
	Income (Loss)	Margin	Income (Loss)	Margin	Income (Loss)	Margin
GAAP	$(1,961)	(14.9)%	$(2,819)	(26.5)%	$(1,932)	(14.7)%
Stock-Based Compensation	1,419		1,862		1,577
Non-GAAP	$(542)	(4.1)%	$(957)	(9.0)%	$(355)	(2.7)%

	Net	Earnings	Net	Earnings	Net	Earnings
	Income (Loss)	Per Share	Income (Loss)	Per Share	Income (Loss)	Per Share
GAAP	$(670)	$(0.03)	$(2,502)	$(0.12)	$(1,166)	$(0.05)
Stock-Based Compensation	1,419	0.06	1,862	0.09	1,577	0.07
Non-GAAP	$749	$0.03	$(640)	$(0.03)	$411	$0.02